Exhibit 2.2

Execution Version

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 (“Amendment”) to the AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made and entered into as of March 5, 2020, by and among Evans Bancorp, Inc. (“Evans”), a New York corporation, MMS Merger Sub, Inc. (“Merger Sub”), a Maryland corporation and a wholly owned subsidiary of Evans, and FSB Bancorp, Inc. (“FSB”), a Maryland corporation.

PREAMBLE

Evans, Merger Sub and FSB entered into the Agreement on December 19, 2019.

Since the execution of the Agreement, the parties have determined that it is in the best interest of all parties to clarify certain technical provisions of the Agreement by making the modifications thereto as set forth herein.

In consideration of their mutual promises and obligations hereunder, and intending to be legally bound hereby, Evans, Merger Sub and FSB agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01          Definitions.

(a)           The terms and definitions in Section 10.1 for “Exchange Ratio” and “Exchange Ratio Adjustment” are hereby deleted in their entirety and replaced with the following:

“Exchange Ratio” means 0.4394.

(b)           The terms and definitions in Section 10.1 for “Per Share Adjustment” and “Per Share Cash Amount” are hereby deleted in their entirety and replaced with the following:

“Per Share Cash Amount” means $17.80.

ARTICLE II

MISCELLANEOUS

Section 2.01          Continuation. The Agreement is hereby modified to reflect the terms of this Amendment and shall continue in full force and effect. All other provisions of the Agreement not specifically modified herein shall remain in full force and effect.

Section 2.02          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or any waiver hereto or any agreement or instrument entered into in connection with this Amendment or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 2.03          Governing Law. The parties agree that this Amendment shall be governed by and construed in all respects in accordance with the Laws of the State of New York without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Amendment to the substantive Law of another jurisdiction.

Section 2.04          Incorporation. In any publication of the Agreement, the text of the amendments of Sections 10.1 of the Agreement may be substituted for, or supplement, as applicable, the original text of Section 10.1 of, the Agreement and incorporated in the Agreement as though they were originally set forth therein without publishing or reproducing the entirety of this Amendment.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

EVANS BANCORP, INC.

By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President and Chief Executive Officer

MMS MERGER SUB, INC.

By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President

Signature page to Amendment No. 1

FSB BANCORP, INC.

By:	/s/ Kevin D. Maroney
	Name:	Kevin D. Maroney
	Title:	President and Chief Executive Officer

Signature page to Amendment No. 1